UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 3, 2025

TRANSUITE.ORG INC.
(Exact name of registrant as specified in its charter)

Nevada	333-255178	30-1129581
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

732 S 6th St # 4304

Las Vegas, NV 89101

(Address of Principal Executive Offices)

(775) 295-4295

Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (2§40.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement

On September 30, 2025, Transuite.Org Inc. (the "Company" or "TRSO") entered into a Share Exchange Agreement (the "Agreement") with Crestar Holdings Limited, a Hong Kong company ("Crestar"), and Hailiang Li, the shareholder of Xirangsheng (Shenzhen) Health Technology Co., Ltd. ("Seller"). Under the Agreement, TRSO acquires 100% of the outstanding equity securities of Xirangsheng (Shenzhen) Health Technology Co., Ltd. ("XRS") (the "XRS Shares") through Crestar.

Ownership Structure: TRSO owns 100% of Goldfinch Group Holdings Ltd., a British Virgin Islands company ("Goldfinch"), and Crestar is wholly owned subsidiary of Goldfinch. After this acquisition, Crestar owns 100% of XRS by Solan (Shenzhen) Technology Ltd, which is wholly owned subsidiary of Crestar.

Business Description: XRS is an innovative enterprise based on the combination of AI Social Agent and Traditional Chinese Medicine ( TCM ) , and is committed to building a complete ecology of "self medical concept+self-medical method+health supervision system". Its vision is to build a self-medical platform for AI Traditional Chinese Medicine to help everyone become their own healthy housekeeper. The company's core products include AI Social Agent based on massive TCM knowledge base, 21-day health supervision system and 300 series of TCM health e-books with independent intellectual property certifications. The company plans to build a fully intelligent e-commerce platform. In the future, the "Super IP Li Ziyi" based on a vast knowledge base of Traditional Chinese Medicine will serve global users in multiple languages through major social platforms such as WeChat and WhatsApp;

Transaction Terms: As consideration for the XRS shares, TRSO initially issued ten million (10,000,000) restricted shares of its common stock to Seller. The transaction includes an earnout provision whereby TRSO may issue additional shares based on an independent valuation of XRS to be completed within 90 days after closing, calculated using the formula: Additional Shares = (XRS Valuation ÷ TRSO's closing price on September 30, 2025) - 10,000,000 initial shares.

Item 2.01 Completion of Acquisition or Disposition of Assets

On September 30, 2025, TRSO completed the acquisition of 100% of XRS through its subsidiary Crestar. The acquisition was structured as a direct share purchase transaction that closed simultaneously with the execution of the Share Exchange Agreement.

The acquisition of XRS represents TRSO's strategic expansion into the AI-powered healthcare technology sector, particularly in the Traditional Chinese Medicine (TCM) market. XRS's core products include AI Social Agents based on massive TCM knowledge bases, health supervision systems, and 300 series of proprietary TCM health e-books with independent intellectual property certifications.

Item 3.02 Unregistered Sales of Equity Securities

On September 30, 2025, TRSO issued 10,000,000 shares of restricted common stock to Hailiang Li as initial consideration for the acquisition, in connection with the share exchange transaction described in Items 1.01 and 2.01 above. The issued shares were valued based on TRSO's closing stock price on September 30, 2025, and additional shares TRSO may issue within sixty (60) days after receipt of the independent valuation of XRS upon terms agreed on the Agreement,  subject to Board approval and compliance with applicable securities laws.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
10.1	Share Exchange Agreement, dated September 30, 2025, by and among Transuite.Org Inc., Crestar Holdings Limited, and Hailiang Li
99.1	Press Release dated October 3, 2025

2

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRANSUTIE.ORG INC.

Date: October 6, 2025	By:	/s/ Mengqing Fan
Name: Mengqing Fan
Title: Chief Executive Officer

3